------------


                           PURCHASE AND SALE AGREEMENT


                                  ------------



                                 ROLLS-ROYCE plc

                                       and

                           TITANIUM METALS CORPORATION


                                  ------------


                                      [ * ]







* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     THIS PURCHASE AND SALE AGREEMENT (the "Master Agreement"), dated as of [ * ], is by and between ROLLS-ROYCE plc, incorporated under the laws of England (Reg. No. 1003142) with its principal office in London, England ("R-R"), and TITANIUM METALS CORPORATION, a Delaware corporation with its principal office in Denver, Colorado, USA ("TIMET"). R-R and TIMET are referred to in this Master Agreement individually as a "Party" and together as the "Parties." Certain other capitalized terms used in this Master Agreement are defined in Article 1 in this Master Agreement or in the Common Terms (defined below).

                                    RECITALS

     A. R-R is in the business of manufacturing aerospace engines that utilize a substantial quantity of titanium parts in various forms. TIMET is a producer of titanium metal products.

     B. R-R and TIMET wish to cooperate in a strategic alliance addressing all areas relating to the procurement by and delivery of Titanium Products to R-R, including without limitation, defining and measuring methods of schedule adherence and lead times consistent with meeting R-R's customer needs, continuous quality improvement, reducing customer complaints and non-conformances, and identifying and implementing opportunities for service improvements and cost reduction which may reduce the cost of titanium metal products to R-R.

     C. In order to achieve long-term efficiencies in the supply by TIMET of Titanium Products to R-R directly, R-R and TIMET have negotiated the terms to be applicable to direct purchases by R-R from TIMET of TIMET Titanium Products for end use by R-R in R-R aerospace applications, all as set forth in this Master Agreement, including the Common Terms and the Terms & Conditions, pursuant to which, among other things, TIMET has agreed to supply TIMET Titanium Products at the pricing set forth in this Master Agreement in return for the agreement of R-R to purchase from TIMET certain minimum volumes of TIMET Titanium Products, all as set forth in this Master Agreement.

     D. In addition, R-R and TIMET desire to improve on these long-term efficiencies by including within the scope of this Master Agreement to the maximum extent possible, on a voluntary basis, key suppliers to R-R that purchase titanium metal products for ultimate application in R-R end products. To this end, R-R and TIMET desire to provide in this Master Agreement a mechanism for providing the pricing contained herein to such of those suppliers that become Purchasers by agreeing to purchase from TIMET an agreed percentage of R-R's requirements for Titanium Products.

     E. The Parties therefore desire to enter into this long-term agreement for the purchase and sale of TIMET Titanium Products.


     NOW, THEREFORE, the Parties agree as follows:

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

1.   DEFINITIONS

In addition to those definitions contained in the Common Terms, which are hereby incorporated by reference, the following additional defined terms shall have the meanings set forth below when used in this Master Agreement:

"Annual Indirect Purchase" means the aggregate volume of TIMET Titanium Products actually purchased during a calendar year by all Purchasers (other than R-R) under all of the Purchase Agreements (other than by R-R pursuant to this Master Agreement).

"Common Terms" means the terms and conditions for the purchase and sale of TIMET
     Titanium Products that are intended to be substantially common to all Purchase Agreements (including this Master Agreement), attached to this Master Agreement as Exhibit A.

"Customer Value Initiatives" has the meaning given such term in Section 6.1 of this Master Agreement.

"Customer Value Task Force" has the meaning given such term in Section 6.2 of this Master Agreement.

"De Minimus Volume" means a volume of a given Titanium Product in excess of [ * ] measured over the course of any given calendar year.

"Internal Audit" has the  meaning  given such term in Section 5.5 of this Master
     Agreement.

"Outside Auditor" has the meaning  given such term in Section 5.5 of this Master
     Agreement.

"Purchase Agreement" has the meaning given such term in Section 3.2 of this Master Agreement.

"Purchaser" means the entity identified as "Purchaser" in the heading of a specific Purchase Agreement, and, collectively, all of such Purchasers taken as a whole. R-R shall be regarded as "Purchaser" with respect to this Master Agreement.

"Relevant R-R Price" has the meaning given such term in Section 5.1 of this Master Agreement.

"R-R Assignee"  has the  meaning  given such term in Section  7.5 of this Master
     Agreement.

[ * ]

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

"Terms & Conditions" means the Purchase Order Terms & Conditions attached to the
     Common Terms as Schedule 3.


2.   DIRECT PURCHASE AND SALE OF TITANIUM PRODUCTS

2.1 On the terms and subject to the conditions of this Master Agreement, including the Common Terms, R-R agrees to purchase from TIMET, and TIMET agrees to sell to R-R, TIMET Titanium Products in the volumes and at the prices set forth in the Common Terms (as may be adjusted pursuant to Article 4 of this Master Agreement or any other provision in this Master Agreement). The TIMET Titanium Products to be purchased and sold by this Master Agreement will be in the form of the part numbers set forth on
     Schedule 1 to the Common Terms (or, in the absence of a specific part number, the alloys, shapes and specific sizes set forth on Schedule 1 to the Common Terms).

2.2 Such purchases of TIMET Titanium Products by R-R from TIMET shall be made by the placement of separate Purchase Orders by R-R directly with TIMET, as provided in the Common Terms and the Terms & Conditions.

2.3 While this Master Agreement (and the related Purchase Agreements with other Purchasers) is initially limited to the sale and purchase of TIMET Titanium Products for ultimate use in an R-R aerospace product, TIMET agrees to negotiate in good faith if R-R indicates a desire to expand the scope of this Master Agreement to cover other R-R-related companies or non-aerospace applications. Any such expansion will be evidenced by an appropriate amendment to this Master Agreement or as a separate agreement on terms no less favorable than those contained in this Master Agreement.


3.   PURCHASERS

3.1 In addition to TIMET's supplying TIMET Titanium Products directly to R-R, R-R and TIMET will work in good faith in an effort to promote and achieve the recognition as Purchasers, as soon as practicable following the execution of this Master Agreement, of all existing key suppliers to R-R of materials, parts or assemblies containing titanium metal; provided, however, that R-R and TIMET expressly agree that there will be no consequences under this Master Agreement for any failure to achieve such goal.

3.2 A supplier will be regarded as a Purchaser under this Master Agreement when it has entered into a long-term supply agreement with TIMET similar to this Master Agreement for the supply of TIMET Titanium Products on terms and conditions mutually satisfactory to such supplier and TIMET (each such agreement, a "Purchase Agreement" and, except as otherwise expressly indicated, this Master Agreement shall be regarded as a Purchase Agreement which, together with each other Purchase Agreement, are referred to as the "Purchase Agreements"). [ * ]

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

4.   PRICING

4.1 Initial pricing for deliveries of TIMET Titanium Products during the period from [ * ] through [ * ] shall be as set forth on Schedule 1 to the Common Terms.

4.2 Pricing for deliveries of TIMET Titanium Products during the period [ * ] through [ * ] shall be adjusted annually, as of January 1 of each such year (commencing [ * ]) based upon the application of the formula set forth in
     Section 3.2 of the Common Terms. TIMET will provide R-R, no later than [ * ] of each year (commencing [ * ]), with TIMET's calculation of the resulting price change for each TIMET Titanium Product.


5.   [ * ]

5.1  [ * ]

5.2  [ * ]

5.3 In addition to any rights of termination it may have under Article 5 of the Common Terms, R-R may also terminate this Master Agreement as follows:

     [ * ]

5.4 For purposes of comparing pricing under this Article 5, all TIMET foreign currency sales will be converted into U.S. dollars using the average of the conversion rates reflected in The Wall Street Journal for the first day of each month during the calendar year in question (or the next business day thereafter).

5.5  [ * ]


6.   CUSTOMER VALUE INITIATIVES

6.1 The parties agree to use all commercially reasonable efforts to pursue the joint formulation, development, and implementation of initiatives intended to improve TIMET's productivity and lower its manufacturing cost and thereby result in lower pricing for TIMET Titanium Products and improved service and delivery to all Purchasers (including R-R itself with respect to direct purchases), including, without limitation, initiatives related to yield, process improvements, alternative processes, alternate sponge source approvals, and scrap utilization (collectively, "Customer Value Initiatives"). The parties agree to work in good faith toward the successful implementation of these Customer Value Initiatives and the fair sharing of the resulting benefits therefrom (net of any relevant costs of implementation). In this regard, TIMET specifically agrees that it will

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     not unreasonably decline to pursue and implement any such Customer Value Initiative proposed that is established to be technically feasible and likely to produce a reasonably acceptable internal rate of return on investment to TIMET. The Parties, through the Customer Value Initiatives process set forth in this Article 6, specifically target [ * ].

6.2 R-R and TIMET shall each designate a reasonable number of personnel to serve on a task force (the "Customer Value Task Force"), which group will be charged with the responsibility of evaluating and, subject to appropriate agreements, implementing Customer Value Initiatives. R-R and TIMET shall cooperate to attempt to reduce the costs of TIMET Titanium Products to R-R. As part of its responsibility, the Customer Value Task Force will develop specific proposals for consideration by each party with respect to the appropriate and equitable sharing of implementation costs and benefits associated with each Customer Value Initiative. Prior to any material investment in furtherance of any such Customer Value Initiative, any agreement regarding the sharing of implementation costs and benefits will be memorialized in a writing executed by both R-R and TIMET. It is anticipated that the sharing of benefits (net of any relevant costs of implementation) will take the form of reduced future pricing under this Master Agreement and the other Purchase Agreements. Upon the request of RR, TIMET will provide R-R with the relevant data to allow R-R to verify the savings and costs associated with any agreed-upon and implemented Customer Value Initiative.

6.3 TIMET agrees to share with R-R necessary technology and cost information possessed by TIMET (to the extent permitted by law and, if applicable, agreements with other parties and subject to the restrictions on non-disclosure and non-use set forth in Article 6 of the Common Terms) in order to support Customer Value Initiatives and aid in the development of new Customer Value Initiatives, directed both to cost reduction and the advancement of titanium technology. TIMET, acting reasonably and in good faith, shall make the determination as to the relevancy of such technology and cost information to support existing Customer Value Initiatives or its aid in the development of new Customer Value Initiatives.

6.4 In addition, the Parties shall hold periodic meetings, as they shall agree, in order to evaluate and assess the progress being made on Customer Value Initiatives and the general management of this Master Agreement, including without limitation, semi-annual meetings that will include at least one senior executive of each Party, quarterly contract management review meetings that will include at least one senior manager of each Party, and such other meetings directed at cost, quality, technology, logistics, supply chain performance and other relevant issues as the parties shall jointly determine to be necessary or appropriate.

6.5 While the payment terms provided for in the Common Terms are currently denominated in pounds sterling, R-R and TIMET agree to discuss a mechanism for providing for payment in one or more alternate currencies (including U.S. dollars).

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

6.6 The Parties shall work together vigorously to identify opportunities with regard to service and other comparable issues but recognize that while important to this Master Agreement, such may not result in any tangible Customer Value Initiative.


7.   MISCELLANEOUS

7.1 No provision of this Master Agreement (including without limitation, the exhibits and schedules attached hereto) may be changed or modified except by a writing signed by both R-R and TIMET that makes express reference to this Master Agreement.

7.2 This Master Agreement, together with the schedules and exhibits hereto (including, without limitation, the Common Terms, the Terms & Conditions, and any subsequent amended or restated Schedule 1), each of which are hereby incorporated into this Master Agreement by reference, and together with all Purchase Orders (to the extent accepted by TIMET pursuant to this Master Agreement), set forth the entire agreement between R-R and TIMET with respect to the subject matter hereof, and supersede any and all other prior agreements and understandings between R-R and TIMET with respect to such matters.

7.3 R-R and TIMET each hereby certifies that this Master Agreement has been duly approved and authorized by it and that the individual executing on behalf of such Party has been duly authorized by such Party to do so.

7.4  Each Party shall use all commercially reasonable efforts to ensure that:

     (a) the design, materials and specifications of all work performed or goods supplied under this Master Agreement by such Party are such that its performance under this Master Agreement and each Purchase Order shall not fail to comply, in any respect that would cause a material adverse effect to the other Party, with the British Standards Institute's definition of Year 2000 conformity contained in BSI DISC PD2000-1; and

     (b) the above requirements are reflected in each subcontract or suborder made in support of this Master Agreement.

7.5 TIMET agrees that, upon written request of R-R, TIMET will enter into an agreement with R-R and any R-R supplier or sub-assembly producer or any party to a risk and revenue sharing agreement with R-R (such supplier, producer, or party referred to in this Master Agreement as an "R-R Assignee") whereby the rights and obligations of R-R under this Master Agreement in relation to any given R-R engine part are assigned by R-R to, and assumed by, such R-R Assignee, in whole or in part as the case may be, provided the terms of such agreement and the creditworthiness of such R-R Assignee are reasonably satisfactory to TIMET.

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

8.   COMMON TERMS AND TERMS & CONDITIONS APPLICABLE TO R-R ONLY

8.1 The following alternate Sections 3.7 and 4.1 shall apply solely to R-R in lieu of their numerical counterparts in the Common Terms:

          3.7 Except as otherwise set forth in Section 3.8 of these Common Terms, the terms of sale for all TIMET Titanium Products purchased and sold pursuant to the Purchase Agreement shall be, [
               * ]

          4.1 Subject to the other terms and conditions contained in these Common Terms (including, but not limited to, any limitations on TIMET's obligation to sell TIMET Titanium Products to R-R and to
               Section 4.5 of these Common Terms), R-R agrees that it will purchase directly from TIMET in each calendar year during the term of the Purchase Agreement a volume of TIMET Titanium Products [ * ]


               Subject to the other terms and conditions of the Purchase Agreement, TIMET agrees that it will sell to Purchaser such volume of TIMET Titanium Products actually ordered by Purchaser. For purposes of this Section 4.1:

               (x) A TIMET Titanium Product shall be deemed to have been purchased in the year in which it is scheduled for delivery as agreed between Purchaser and TIMET (regardless of whether actually delivered by TIMET during such year); provided, however, that if payment for such TIMET Titanium Product is not subsequently made by Purchaser, such TIMET Titanium Product will be deducted from the volumes for the year in which payment was due;

               (y) TIMET Titanium Products with respect to which a Purchase Order is terminated in accordance with Section 10.1 of the Terms & Conditions shall be counted only in an amount equal to the relevant volume (in kilograms) times the percentage of applicable price actually paid as an Equitable Termination Settlement in accordance with Sections 10.3 and
                    11.2 of the Terms & Conditions; and

               (z) Any substitute Titanium Product purchased by Purchaser pursuant to Sections 5.1(b) or 9.3 of the Terms & Conditions shall be counted for purposes of this Section 4.1 as if it were a TIMET Titanium Product purchased by Purchaser.

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

8.2 The following alternate Section 12.3 of the Terms & Conditions shall apply solely to R-R in lieu of its numerical counterpart in the Terms &
     Conditions:

         [ * ]

8.3  [ * ]

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     IN WITNESS WHEREOF, this Master Agreement is executed by an authorized representative of each Party as of the date first hereinabove set forth.

ROLLS-ROYCE plc



By: /s/ Chris Hole
    -------------------------------------------------

Name: Chris Hole
      --------------------------------------

Title: Procurement Director
       ----------------------------------------------

Notices to:

Rolls-Royce plc
P.O. Box 31
Derby DE24 8BJ, England

Attn: Alun Hughes
General Manager - Materials Supply Chain
Facsimile No.: 44-133-224-4667



TITANIUM METALS CORPORATION



By: /s/ J. Landis Martin
    -------------------------------------------------

Name: J. Landis Martin
      -----------------------------------------------

Title: Chairman and CEO
       ----------------------------------------------

Notices to:                          With a copy to:

TIMET UK Limited                     Titanium Metals Corporation
P.O. Box 704                         1999 Broadway, Suite 4300
Witton                               Denver, Colorado 80202
Birmingham B6 7UR                    USA
England
Attn: Director-Sales and Marketing   Attn: Vice President,
                                           General Counsel & Secretary
Facsimile No.: 44-121-356-2240       Facsimile No.: 1-303-291-2990

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                                                       EXHIBIT A
                                                    to Purchase & Sale Agreement

                                  ------------

                                  COMMON TERMS
                             OF PURCHASE AND SALE OF
                             TIMET TITANIUM PRODUCTS

                                  ------------



1.   SCOPE AND PURPOSE

1.1  These Common Terms are intended to incorporate certain terms common to both
     (a) the Master Agreement between R-R and TIMET for the direct purchase of TIMET Titanium Products by R-R and (b) each additional Purchase Agreement between a Purchaser (other than R-R) and TIMET relating to the indirect supply of TIMET Titanium Products to R-R through such Purchaser.

1.2 To the extent of any conflict between the terms of the Purchase Agreement to which these Common Terms are attached and these Common Terms, the terms and provisions of such Purchase Agreement shall have precedence.

1.3 These Common Terms include certain provisions that will be administered by R-R on behalf of each Purchaser. Purchaser agrees to accept as fully binding upon it any determination made by R-R which is, by the express terms of the Purchase Agreement (including these Common Terms) permitted to be made by R-R, including without limitation, pricing adjustments under
     Article 3 of these Common Terms,  volume  directions and allocations  under
     Article 4 of these Common Terms, and Customer Value Initiatives savings verification and allocations under Article 6 of the Master Agreement. Purchaser (if not R-R) hereby appoints R-R as Purchaser's agent and attorney-in-fact for purposes of administering such provisions and entering into any agreement with TIMET related to such provisions that will be binding upon Purchaser.


2.   DEFINITIONS

     Except as otherwise expressly provided in the Purchase Agreement to which these Common Terms are attached, the following defined terms shall have the meanings set forth below when used therein:

                            Exhibit A--Common Terms
                                     Page 1

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

2.1 "Aggregate Purchase Volume" means, for any given calendar year, the aggregate volume of TIMET Titanium Products purchased by all Purchasers, taken as a whole.

2.2 "Annual R-R Directed Percentage" means that percentage of Purchaser's Annual Titanium Requirements that Purchaser is directed in writing by R-R on an annual basis to purchase directly from TIMET in accordance with
     Section 4.1 of these Common Terms.

2.3 "Annual Titanium Requirements" means, for any given calendar year, the total volume of all Titanium Products purchased (rounded to the nearest 50 metric tonnes), in whatever form and from whatever source, either by Purchaser directly from the titanium producer, or indirectly by Purchaser through a chain of one or more intermediate suppliers, in either case to be used to manufacture parts or assemblies for use in R-R aerospace products, but excluding any Excluded Volume. Such volume requirements shall be calculated based upon the actual weight and form of titanium metal first sold in the supply chain (but without duplicating volumes purchased in different forms in multiple transactions in the supply chain), unless such shipped product is titanium sponge, in which case the measurement shall be the weight of the first downstream titanium product sold thereafter.

2.4 "Calendar Quarter" means the three-month periods ending March 31, June 30, September 30, and December 31.

2.5 "Common Terms" means these Common Terms for the Purchase and Sale of TIMET Titanium Products attached to the Purchase Agreement as Exhibit A, as hereafter amended, modified, supplemented, or restated.

2.6 "Confidential Information" means confidential or proprietary information of the Disclosing Party furnished to the Receiving Party in connection with the Purchase Agreement, including without limitation, technical information in the form of designs, concepts, requirements, specifications, software, interfaces, components, processes, or the like, and which, if in visual, written or graphic form, is clearly and conspicuously identified thereon as "confidential" or "proprietary" or which contains a restrictive legend clearly showing that the information is considered proprietary or, if in oral form, is confirmed promptly thereafter in writing as "confidential" or "proprietary," or, if not so marked or confirmed, which the Receiving Party knows or reasonably should have known was confidential or proprietary information of the Disclosing Party. Without limiting the generality of the foregoing, the information contained on the Schedules of these Common Terms shall be regarded as Confidential Information of TIMET (unless covered by one of the exclusions set forth in the following sentence). The provisions of this Section 2.6 and Article 6 of these Common Terms shall not apply to, and the Receiving Party shall not be obligated to hold in confidence pursuant to Article 6 of these Common Terms, information which:

     (a)  was  in  the  lawful   possession  of  the  Receiving   Party  without
          confidentiality restrictions prior to its receipt thereof from the Disclosing Party;

     (b)  is or becomes  public  knowledge  without  the fault of the  Receiving
          Party;


                            Exhibit A--Common Terms
                                     Page 2

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     (c) is or becomes available to the Receiving Party on an unrestricted basis from a source having a right to make such disclosure;

     (d) is made available on an unrestricted basis to a third party by the Disclosing Party; or

     (e) is developed by the Receiving Party independent of Confidential Information received under Article 6 of these Common Terms.

2.7 "Customer Value Initiatives" means the joint formulation, development, and implementation of initiatives intended to improve TIMET's productivity and lower its manufacturing cost and thereby result in lower pricing for TIMET Titanium Products and improved service and delivery to all Purchasers (which includes R-R), including, without limitation, initiatives related to yield, process improvements, alternative processes, alternate sponge source approvals, and scrap utilization.

2.8 "Customer Value Task Force" means a task force comprised of personnel designated by each of R-R and TIMET that will be charged with the responsibility of evaluating and, subject to appropriate agreements, implementing Customer Value Initiatives.

2.9  "Disclosing   Party"  means  Purchaser  or  TIMET,  as  the  case  may  be, communicating Confidential Information to the Receiving Party in connection with the Purchase Agreement.

2.10 "Excluded Volume" means, for any given calendar year, the aggregate volume (rounded to the nearest 50 metric tonnes) of all Titanium Products purchased directly or indirectly by Purchaser for end use in an R-R aerospace application from a titanium producer other than TIMET solely for one of the following reasons: [ * ]

2.11 "Master Agreement" means that certain Purchase and Sale Agreement by and between R-R and TIMET, dated [ * ], as hereafter amended, modified, supplemented or restated.

2.12 "Maximum Annual Volume" means [ * ]

2.13 "Maximum Lead Time" means, for a given TIMET Titanium Product, the maximum permitted lead time from receipt of a Purchase Order until delivery of the TIMET Titanium Product, as set forth on Schedule 2.

2.14 "Maximum Quarterly Volume" means, for a given Calendar Quarter and (a) for any given TIMET Titanium Product, a volume of such TIMET Titanium Product equal to [ * ] of the aggregate of the volume of such TIMET Titanium
     Product ordered by all Purchasers in the immediately preceding Calendar Quarter, not to exceed the Maximum Annual Volume limitation; and (b) for all TIMET Titanium Products as a whole, a volume of such TIMET Titanium Products equal to [ * ] of the aggregate of the volume of TIMET Titanium
     Products ordered by all Purchasers in the immediately preceding Calendar Quarter, not to exceed the Maximum Annual Volume limitation.




* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

2.15 "Net Monthly" means [ * ]

2.16 "On-Time Delivery Rate" means [ * ]

2.17 "Purchase Agreement" means, individually, the Purchase and Sale Agreement to which these Common Terms are attached, and collectively, all of the Purchase and Sale Agreements between TIMET, on the one hand, and a Purchaser, on the other hand, for the purchase and sale of TIMET Titanium Products. Except as otherwise expressly indicated, the Master Agreement shall be regarded as a Purchase Agreement.

2.18 "Purchase Order" means a purchase order for TIMET Titanium Products placed by Purchaser with TIMET in accordance with, and on the terms and conditions set out in, the Terms & Conditions.

2.19 "Purchaser" means the entity identified as "Purchaser" in the heading of the specific Purchase Agreement (which shall be R-R itself under the Master Agreement).

2.21 "Quality Related Default" has the meaning given such term in Schedule 4 of these Common Terms. ------- ------- -------

2.22 "Quarterly  Lead Time  Schedule" has the meaning given such term in Section
     4.4 of these Common Terms. --------- ---- ---- --------

2.23 "Quarterly Volume Forecast" has the meaning given such term in Section 4.3 of these Common Terms. --------- ------ --------

2.24 "Receiving Party" means Purchaser or TIMET, as the case may be, to which Confidential Information is communicated by the Disclosing Party in connection with the Purchase Agreement.

2.25 "Relevant  Quarterly  Lead Time" has the meaning given such term in Section
     4.4 of these Common Terms. -------- --------- ---- ----

2.26 "Representatives" of a given party means its directors, officers, and employees. ---------------

2.27 "R-R" means Rolls-Royce plc. ---

2.28 "Schedule" means a schedule attached to these Common Terms, unless expressly identified as a schedule to another document.

2.29 "Terms & Conditions" means the Purchase Order Terms & Conditions attached to these Common Terms as ----- - ---------- Schedule 3.

2.30 "TIMET" means Titanium Metals Corporation. -----


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

2.31 "TIMET Titanium Product" means a Titanium Product purchased from TIMET pursuant to a Purchase Agreement.

2.32 "Titanium Product" means any titanium metal product ordered or purchased by Purchaser for end use by R-R in an aerospace product, whether purchased from TIMET or any other supplier of titanium metal products.


3.   PRICING MATTERS

3.1 Pricing for all TIMET Titanium Products sold to Purchaser will be as set forth on Schedule 1 to these Common Terms except (a) as otherwise agreed in writing by R-R and TIMET, or (b) as otherwise provided in this Article 3 for TIMET Titanium Products originally scheduled for delivery on or after [
     * ]. Pricing for TIMET  Titanium  Products not  specifically  identified in
     Schedule 1 will be established by the mutual agreement of R-R and TIMET for all Purchase Agreements (R-R acting as agent for Purchaser in such case). Such pricing will be established [ * ]. Any such additional prices for new or modified TIMET Titanium Products will be evidenced by the execution of an amended and restated Schedule 1 signed by both R-R and TIMET which shall set forth the effective date of such amended and restated Schedule 1 and shall thereupon be substituted for the then-current Schedule 1. Schedule 1 shall be redacted, as appropriate from time to time, to contain only those TIMET Titanium Products being purchased by Purchaser.

3.2 For TIMET Titanium Products originally scheduled for delivery [ * ], the prices set forth in the then-current Schedule 1 are subject to annual adjustment, up or down, effective January 1 of each such year, based upon the following formula:

                  [ * ]

                  where:

                  [ * ]

                  Each successive calculation shall be rounded to the fourth decimal, except that [ * ] shall be rounded to the second decimal.

3.3 In accordance with the Master Agreement, R-R will administer the annual pricing adjustments provided for in Section 3.2 of these Common Terms. Once the pricing adjustment for a given year has been determined by R-R and TIMET, TIMET will supply each Purchaser with a revised Schedule 1 reflecting revised prices for TIMET Titanium Products then being purchased by such Purchaser from TIMET, which revised Schedule 1 shall have been executed by R-R and TIMET on behalf of all Purchasers, and such revised
     Schedule 1 shall thereupon be substituted for the then-current Schedule 1 for shipments to be made during the applicable period shown thereon. Purchaser agrees to be bound by any such revisions to Schedule 1 that have been agreed upon between R-R and TIMET.

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

3.4 Notwithstanding any provisions to the contrary, the price for any TIMET Titanium Product that TIMET has agreed to deliver in a given calendar year, but which is actually delivered in a subsequent calendar year because TIMET failed to meet its delivery obligations, shall be the lower of (a) the price that would have applied had delivery been timely made and (b) the price for the calendar year in which delivery is actually made.

3.5 The parties recognize that pricing for a given year with respect to a particular TIMET Titanium Product may also be subject to reduction, independent of any adjustment resulting from the application of Section 3.2 of these Common Terms, based upon the results of Customer Value Initiatives undertaken by R-R and TIMET in accordance with Article 6 of the Master Agreement, as any such reductions are agreed upon by R-R and TIMET in writing.

3.6 Except (a) as otherwise expressly provided in the Purchase Agreement (including in these Common Terms) or (b) as otherwise expressly agreed in writing between TIMET and Purchaser, all purchases and sales of TIMET Titanium Products pursuant to the Purchase Agreement shall be subject to the Terms & Conditions.

3.7 Except as otherwise set forth in Section 3.8 of these Common Terms, the terms of sale for all TIMET Titanium Products purchased and sold pursuant to the Purchase Agreement shall be [ * ]. Upon not less than ten (10) days prior written notice to Purchaser, TIMET may adjust the credit terms as it shall reasonably determine to be appropriate in light of [ * ]

3.8 TIMET may elect to supply TIMET Titanium Products from any of its facilities as it may reasonably determine consistent with the commercial and technical needs of R-R and Purchaser; [ * ]


4.   VOLUMES

4.1 Subject to the other terms and conditions contained in these Common Terms (including, but not limited to, any limitations on TIMET's obligation to sell TIMET Titanium Products to Purchaser and to Section 4.5 of these Common Terms), Purchaser agrees that it will purchase from TIMET a volume of TIMET Titanium Products equal to not less than the Annual R-R Directed Percentage of Purchaser's Annual Titanium Requirements for each calendar year during the term of the Purchase Agreement. Subject to the other terms and conditions of the Purchase Agreement, TIMET agrees that it will sell to Purchaser such volume of TIMET Titanium Products actually ordered by Purchaser. No later than [ * ] of each calendar year during the term of the Purchase Agreement, R-R will notify each Purchaser and TIMET in writing of such Purchaser's Annual R-R Directed Percentage. For purposes of this
     Section 4.1:

     (a) A TIMET Titanium Product shall be deemed to have been purchased in the year in which it is scheduled for delivery as agreed between Purchaser



* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

          and TIMET (regardless of whether actually delivered by TIMET during such year); provided, however, that if payment for such TIMET Titanium Product is not subsequently made by Purchaser, such TIMET Titanium Product will be deducted from the volumes for the year in which payment was due;

     (b) TIMET Titanium Products with respect to which a Purchase Order is terminated in accordance with Section 10.1 of the Terms & Conditions shall be counted only in an amount equal to the relevant volume (in kilograms) times the percentage of applicable price actually paid as an Equitable Termination Settlement in accordance with Sections 10.3 and 11.2 of the Terms & Conditions; and

     (c) Any substitute Titanium Product purchased by Purchaser pursuant to Sections 5.1(b) or 9.3 of the Terms & Conditions shall be counted for purposes of this Section 4.1 as if it were a TIMET Titanium Product purchased by Purchaser.

4.2 No later than [ * ] following each calendar year during the term of the Purchase Agreement, commencing [ * ], Purchaser will certify in writing to R-R and TIMET its Annual Titanium Requirements (including, separately, its Excluded Volume) for the immediately preceding calendar year. Such amounts will be subject to audit by or on behalf of TIMET, through an examination by a mutually agreed, independent third party of the relevant records of Purchaser upon reasonable notice and during normal business hours and at TIMET's sole cost and expense.

4.3 By the last day of each Calendar Quarter, Purchaser will provide TIMET with a rolling forecast by quarter (the "Quarterly Volume Forecast") representing the most current estimate of the needs of Purchaser for TIMET Titanium Products (by product) for [ * ]commencing with the next Calendar Quarter. Such Quarterly Volume Forecasts shall be used only for planning purposes and for calculating TIMET's Relevant Quarterly Lead Times as set forth in these Common Terms and shall not be considered a firm delivery schedule.

4.4 Within thirty (30) days of its receipt of each Quarterly Volume Forecast, TIMET will prepare and distribute to Purchaser a chart (the "Quarterly Lead Time Schedule") listing by product the lead times (in weeks) for TIMET Titanium Products applicable to Purchase Orders placed during the second quarter covered by the most recent Quarterly Volume Forecast provided to TIMET by Purchaser (the "Relevant Quarterly Lead Time"); provided, however, that the Relevant Quarterly Lead Time for a given TIMET Titanium Product shall not exceed the Maximum Lead Time for such TIMET Titanium Product. Lead times and quarterly volumes will be reviewed by the parties on a quarterly basis to assure that they adequately support the schedule requirements of Purchaser and R-R.

4.5 Notwithstanding any provision in the Purchase Agreement to the contrary, TIMET's obligation to supply TIMET Titanium Products under all Purchase Agreements taken together shall not exceed, on an aggregate basis, the Maximum Annual Volume or the Maximum Quarterly Volume. In the event that it appears at any time that either of these limitations will apply:



* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     (a) TIMET shall allocate the Maximum Annual Volume or the Maximum Quarterly Volume, as the case may be, among the various Purchasers as R-R shall direct TIMET in writing (and in such event, such direction shall automatically be deemed to have been incorporated by reference as part of the Purchase Agreement and shall override any existing obligations between TIMET and Purchaser); and

     (b) R-R and TIMET shall promptly consult in an effort to develop a plan to permit TIMET to produce at least the volume of TIMET Titanium Products ordered by all Purchasers under all of the Purchase Agreements taken as a whole; provided, however, that nothing in these Common Terms will require either party to take any particular action or expend any amount to achieve any such plan; and provided further, except as otherwise agreed by TIMET and Purchaser in writing, nothing in the Purchase Agreement shall be construed as assuring TIMET that any expanded capacity will be utilized by the purchase obligations of Purchaser.

4.6 If Purchaser places a Purchase Order with TIMET for a given TIMET Titanium Product (or changes the scheduled delivery of a given TIMET Titanium Product) on a date which does not precede the proposed delivery date by at least the Relevant Quarterly Lead Time for such TIMET Titanium Product, TIMET shall nevertheless be obligated to accept such Purchase Order, except that the delivery date shall be deemed to be the date which is after the date of TIMET's receipt of such Purchase Order (or change) by a period equal to the Relevant Quarterly Lead Time for such TIMET Titanium Product.


5.   TERM; TERMINATION

5.1 The Purchase Agreement shall expire on [ * ], if not sooner terminated in accordance with another provision of this Article 5. TIMET shall not be obligated to accept any Purchase Order calling for delivery of a TIMET Titanium Product after such date.

5.2 Without prejudice to either party's rights and remedies as elsewhere described in the Purchase Agreement, the Purchase Agreement may be terminated as follows:

     (a)  [ * ];

     (b) by Purchaser, by written notice to TIMET given not less than [ * ] prior to the date of termination, in the event [ * ];

     (c) by Purchaser, by written notice to TIMET given not less than [ * ] prior to the date of termination, [ * ];

     (d) by Purchaser, by written notice to TIMET, in the event of any breach by TIMET (other than a breach covered by Section 5.2(b) or (c) of these Common Terms) of the specific terms of the Purchase Agreement in any material respect, which breach continues unremedied for more than [ * ] following written notice of such breach by Purchaser to TIMET;



* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     (e) by Purchaser, by written notice to TIMET, in the event of the suspension, dissolution or winding-up of the business of TIMET, the admission in writing by TIMET of its insolvency or inability to pay its debts as they become due, the institution of reorganization, bankruptcy, liquidation, or other such proceedings by TIMET, the institution of reorganization, bankruptcy, liquidation, or other such proceedings against TIMET which remain undismissed for more than [ * ], the appointment of a custodian, trustee, receiver, or similar person for the properties or business of TIMET, or an assignment by TIMET for the benefit of its creditors;

     (f)  by TIMET, by written notice to Purchaser, [ * ];

     (g) by TIMET, by written notice to Purchaser, in the event of any breach by Purchaser of the specific terms of the Purchase Agreement in any material respect, which breach continues unremedied for more than [ * ] following written notice of such breach by TIMET to Purchaser; or

     (h) by TIMET, by written notice to Purchaser, in the event of the suspension, dissolution or winding-up of the business of Purchaser, the admission in writing by Purchaser of its insolvency or inability to pay its debts as they become due, the institution of reorganization, bankruptcy, liquidation, or other such proceedings by Purchaser, the institution of reorganization, bankruptcy, liquidation, or other such proceedings against Purchaser which remain undismissed for more than [ * ], the appointment of a custodian, trustee, receiver, or similar person for the properties or business of Purchaser, or an assignment by Purchaser for the benefit of its creditors.

5.3  The  provisions  of  Article 4 of these  Common  Terms  shall  survive  the expiration of the Purchase Agreement for the purpose of making determinations as to whether Purchaser has met the volume requirements of
     Section 4.1 of these Common Terms with respect to calendar year [ * ]. The provisions of Article 6 of these Common Terms shall survive the expiration or termination of the Purchase Agreement for the duration of the confidentiality period set forth in Section 6.2 of these Common Terms.

5.4 The termination of the Purchase Agreement shall not affect the rights and responsibilities of the Parties with respect to any breach that may have occurred prior to such termination. Further, the termination of the Purchase Agreement shall not affect the rights and obligations of the Parties with respect to any Purchase Order outstanding as of the date of such termination to the extent that manufacture of one or more TIMET Titanium Products covered by such Purchase Order is still in process.

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

6.   CONFIDENTIALITY

6.1 The Disclosing Party will not identify information as Confidential Information unless the Disclosing Party believes that such information is proprietary to, or constitutes a trade secret of, the Disclosing Party. The parties will attempt to limit the exchange of Confidential Information to only that Confidential Information necessary for the purposes of the Purchase Agreement.

6.2 The parties agree that, for a period of [ * ] from the date of receipt of Confidential Information (or such longer period as the Disclosing Party has expressly identified, for bona fide and reasonable business considerations with respect to specified items of Confidential Information based upon the particular sensitivity of such Confidential Information), without the prior written consent of the Disclosing Party and except as may be required by law, the Receiving Party shall hold in confidence and not disclose Confidential Information received by it, except to (a) Representatives of the Receiving Party who require such Confidential Information for purposes of the Purchase Agreement and who agree to hold such Confidential Information in confidence in accordance with the terms of these Common Terms or who have signed an intellectual property agreement obligating them not to disclose proprietary information of others unless their employer has acquired specific authorization, (b) suppliers to the Receiving Party whose involvement is required by the Receiving Party for purposes of the Purchase Agreement and who agree to hold such Confidential Information in confidence in accordance with the terms of these Common Terms, and (c) as set forth in
     Section 6.7 of these Common Terms.

6.3 Confidential Information shall not be used by the Receiving Party (or any Representative to whom the Receiving Party discloses such Confidential Information) except for the purposes contemplated in the Purchase Agreement.

6.4 The Receiving Party will be deemed to have satisfied its obligations of confidentiality and non-use under these Common Terms if it uses reasonable care to protect against unauthorized disclosure or misuse of Confidential Information received by it under these Common Terms, which care shall not be less than the care taken by the Receiving Party to protect its own confidential or proprietary information from disclosure or use by others. Upon discovery of any accidental disclosure or misuse, the Receiving Party shall take all reasonable steps to recover or limit further misuse of such Confidential Information.

6.5 The Receiving Party will copy Confidential Information received by it only as reasonably necessary for the purposes contemplated in the Purchase Agreement.

6.6 The Receiving Party agrees to (a) return to the Disclosing Party all copies of written Confidential Information received pursuant to the Purchase Agreement, as well as all copies made thereof or written materials prepared by the Receiving Party containing Confidential Information, within thirty
     (30) calendar days of the written demand of the Disclosing Party or (b) certify to the Disclosing Party within such period that it has destroyed all Disclosing Party Confidential Information; provided, however, that the Receiving Party may retain a single copy of all Confidential Information received for

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     purposes of establishing compliance with the terms of these Common Terms, which copy shall be segregated from the normal business records of the Receiving Party and held in strict confidence in accordance with the terms of these Common Terms.

6.7 If the Receiving Party or any of its Representatives becomes legally compelled (by regulatory requirement, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or is required to disclose any of the Confidential Information pursuant to any listing agreement with any stock exchange on which its shares are traded, the Receiving Party will advise and consult with the Disclosing Party prior to any such disclosure, so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with these Common Terms. If such protective order or other remedy is not obtained, or compliance with these Common Terms is waived as above, the Receiving Party will disclose only that portion of the Confidential Information which the Receiving Party is advised by counsel is legally required and the Receiving Party will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such of the Confidential Information as is disclosed. Any disclosure made in accordance with the provisions of this Section 6.7 shall not be regarded as a breach of the obligations of the Receiving Party pursuant to these Common Terms.

6.8 Nothing in this Article 6 shall be construed as granting or conveying to the Receiving Party any right or license to use Confidential Information of the Disclosing Party except for the purposes contemplated in these Common Terms or to practice any inventions described and claimed in any pending patent applications or issued patents which are owned or controlled by the Disclosing Party relating to such Confidential Information.


7.   MISCELLANEOUS

7.1 TIMET and Purchaser shall each be responsible for complying with all laws, including without limitation, any statute, rule, regulation, judgment, decree, order, or permit, applicable to its respective performance under the Purchase Agreement.

7.2 All notices and other communications under the Purchase Agreement shall be in writing and shall be addressed as set forth on the signature pages to the Purchase Agreement. Any party may change its address or facsimile number by giving notice to the other party in accordance with the provisions of this Section 7.2. All such notices and communications (properly addressed) shall be deemed given as follows:

     (a)  when personally delivered;

     (b) ten (10) business days after deposit in the mail, first class postage prepaid;

     (c) three (3) days after deposit with a recognized overnight business delivery service; or


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     (d) when sent by verified facsimile to the facsimile number provided on the respective signature page for such party.

7.3 The Purchase Agreement shall inure to the benefit of and be binding on each of TIMET and Purchaser and their respective successors and permitted assigns. Except for the right of TIMET to assign its right to payment under a Purchase Order in accordance with Section 12.3 of the Terms & Conditions, no party to the Purchase Agreement may assign its rights and obligations under Purchase Agreement or under a Purchase Order without the written consent of the other party; provided, however, that any party may assign its rights and obligations under these Common Terms or under a Purchase Order, without recourse, to a company succeeding to all or substantially all of such party's business without the consent of the other party so long as written notice of such assignment is given to the other party. A change in control of either party shall not affect the respective rights and obligations of the parties under these Common Terms.

7.4 The failure of any party at any time to enforce any provision of the Purchase Agreement shall not constitute a waiver of such provision or prejudice such party's right to enforce such provision at any subsequent time.

7.5 Article and section headings used in the Purchase Agreement are for convenient reference only and shall not affect the interpretation of the Purchase Agreement.

7.6 If any provision of the Purchase Agreement, is or becomes void or unenforceable, whether by operation of law or otherwise, the other provisions of the Purchase Agreement shall nevertheless remain valid and enforceable.

7.7 The parties have determined that it is reasonable that the Purchase Agreement and any Purchase Order placed thereunder shall be governed by the laws of England.

7.8 Without the prior written approval of each of the other Parties and R-R (if R-R is not the Purchaser), neither TIMET nor Purchaser will (a) except as may be required by applicable disclosure laws and regulations, cause or permit to be released any publicity, advertisement, news release, public announcement, or denial or confirmation of the same, in whatever form, regarding the Purchase Agreement, or (b) use, or cause or permit to be used, the name or trademark of the other in any form of promotion or publicity.

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                                                      SCHEDULE 1
                                                                 to Common Terms

                                                                    CONFIDENTIAL



                                PRICING SCHEDULE


                                      [ * ]






                                   Schedule 1
                                     Page 1

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                                                      SCHEDULE 2
                                                                 to Common Terms

                                                                    CONFIDENTIAL



                               MAXIMUM LEAD TIMES




Titanium Product                                   Maximum Lead Time

[ * ]                                                     [ * ]






All periods are in weeks measured from placement of Purchase Order to delivery.




                                   Schedule 2
                                     Page 1

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                                                      SCHEDULE 3
                                                                 to Common Terms


                        PURCHASE ORDER TERMS & CONDITIONS


1.   DEFINITIONS

         As used throughout these Terms & Conditions and any related Purchase Order, the following definitions apply unless otherwise specifically stated. Capitalized terms used in these Terms & Conditions without definition are used as defined in the Purchase Agreement (including the Common Terms).

1.1  "Equitable  Adjustment"  shall have the meaning  given such term in Section
     14.1 of these Terms & Conditions.

1.2 "Equitable Termination Settlement" shall have the meaning given such term in Section 14.2 of these Terms & Conditions.

1.3 "Force Majeure" means any cause beyond the reasonable control and without the fault or negligence of the party invoking "Force Majeure," including without limitation, acts of God, war, riot, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes, labor disputes, and unusually severe weather.

1.4  [ * ]

1.5 "Goods" means those TIMET Titanium Products set forth on the face of the Purchase Order.

1.6 "Master Agreement" means that certain Purchase and Sale Agreement by and between R-R and TIMET, dated [ * ], as hereafter amended, modified, supplemented or restated.

1.6 "Notice of Termination" has the meaning given such term in Section 10.1 of these Terms & Conditions.

1.7 "Purchase Agreement" means the Purchase and Sale Agreement by and between Purchaser and TIMET to which these Terms & Conditions are attached (and the Master Agreement shall be regarded as a Purchase Agreement, except as otherwise expressly indicated).

1.8 "Purchase Order" means the purchase order placed by Purchaser with TIMET for the purchase and sale of TIMET Titanium Products, to the extent accepted in writing by TIMET (or deemed to have been accepted in accordance with the terms of the Purchase Agreement), including any change notices, supplements, amendments, or modifications thereto as agreed upon in writing by Purchaser and TIMET.

                         Schedule 3--Terms & Conditions
                                     Page 1


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

1.9 "Purchaser" means the entity identified as "Purchaser" in the heading of the specific Purchase Agreement (and shall mean R-R itself under the Master Agreement).

1.10 "Specifications" means the chemical, physical and other specifications (including inspecting and testing criteria) for TIMET Titanium Products as agreed to by Purchaser and TIMET from time to time in writing, subject to immaterial variations with respect to weight. In the absence of written agreement by Purchaser and TIMET on a different specification in a given Purchase Order for TIMET Titanium Product, the applicable Specification for such given TIMET Titanium Product shall be that represented by the most recent revision agreed to in writing by Purchaser and TIMET. No such Specification for a TIMET Titanium Product may be altered or modified in any Purchaser Order without the express written agreement of TIMET.

1.11 "Stop-Work Directive" has the meaning given such term in Section 8.l of these Terms & Conditions.

1.12 "TIMET" means Titanium Metals Corporation or the given subsidiary of Titanium Metals Corporation with which a particular Purchase Order is placed.


2.   ISSUANCE OF PURCHASE ORDERS.

2.1 Each Purchase Order placed by Purchaser pursuant to the Purchase Agreement from time to time shall contain a description of the TIMET Titanium Product(s) ordered, a reference to the applicable Specifications for such TIMET Titanium Product, the R-R purchase order number, the applicable quantities desired, the price (determined in accordance with the Purchase Agreement), the R-R part number (if applicable), the desired delivery schedule, and any other proposed terms different from those set forth in these Terms & Conditions or the Purchase Agreement.

2.2 Each Purchase Order placed under the Purchase Agreement shall contain a reference to the Purchase Agreement. Any Purchase Order placed with TIMET by Purchaser (other than R-R) which does not include such legend shall not be regarded as a Purchase Order under the Purchase Agreement and shall not be entitled to the benefits of the pricing or supply provisions of the Purchase Agreement; provided, however, that any inadvertent omission of such reference may be corrected by Purchaser within [ * ] of TIMET's acknowledgment of the Purchase Order (or such longer period to which TIMET consents).

2.3 Each Purchase Order shall be deemed to incorporate these Terms & Conditions by reference and to be governed by these Terms & Conditions, except as otherwise expressly agreed in writing between Purchaser and TIMET. Each such Purchase Order shall represent the offer of Purchaser to purchase strictly on the terms set forth in the Purchase Agreement. To the extent
     Purchaser's   submitted   Purchase

                         Schedule 3--Terms & Conditions
                                     Page 2


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     Order or any TIMET acceptance, acknowledgment or other document contains terms inconsistent with the Purchase Agreement (including, without limitation, these Terms & Conditions), the other party shall be deemed to have objected to such inconsistent terms and they shall not become part of the Purchase Order, whether or not material, unless the other party shall expressly agree to such terms in writing. TIMET's commencement of performance shall be deemed to represent TIMET's acceptance of such Purchase Order, but only to the extent consistent with the Purchase Agreement.

2.4 Purchaser and TIMET shall agree in writing upon the scheduled delivery date for any TIMET Titanium Product.

2.5 Title to and risk of any loss of, or damage to, TIMET Titanium Products shall pass from TIMET to Purchaser upon delivery in accordance with the terms of delivery set forth in Section 3.7 of the Common Terms, except for loss or damage thereto resulting from TIMET's negligence or willful misconduct. Passage of title on delivery does not constitute acceptance of such TIMET Titanium Product by Purchaser.


3.   Inspection, Rejection and Acceptance.

3.1 Except for non-conforming Goods that have been approved in writing by Purchaser, TIMET shall tender to Purchaser for acceptance only Goods that have been inspected in accordance with the Specifications and have been found by TIMET to be in conformity with the Specifications and with the other requirements of the Purchase Order.

3.2 Notwithstanding (a) prior inspection, (b) payment for, or (c) use of the Goods covered by the Purchase Order, Purchaser shall have the right to reject any of such Goods which do not conform with the warranties contained in Section 4.1 of these Terms & Conditions. Such right shall be exercisable until the later of (i) Purchaser's commencement of use of the Goods in manufacture or (ii) the time during manufacture when Purchaser should reasonably have discovered such non-conformity. Rejected Goods shall not again be tendered for acceptance without disclosure of former rejections. Should Purchaser elect, with TIMET's written concurrence, to repair the non-conforming Goods, all terms and conditions of the Purchase Order shall remain in full force and effect as to the Goods furnished by TIMET. Prior inspection or test, payment for, or use of the Goods does not relieve TIMET from any responsibility regarding any failure to meet the requirements of
     Section 4.1 of these Terms & Conditions that may be discovered prior to acceptance.

                         Schedule 3--Terms & Conditions
                                     Page 3


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

4.   Warranty.

4.1 With respect to each TIMET Titanium Product delivered by TIMET to Purchaser (or at its direction, to another), TIMET warrants to Purchaser that [ * ]

4.2  [ * ]

4.3  [ * ]

4.4  [ * ]





                         Schedule 3--Terms & Conditions
                                     Page 4


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

5.   Remedies.

5.1  Purchaser shall have the following remedies:

     [ * ]


5.2  [ * ]

5.3 EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.3 OF THE COMMON TERMS AND EXCEPT IN THE CASE OF CLAIMS FOR DEATH OR PERSONAL INJURY CAUSED BY TIMET'S NEGLIGENCE (WITHIN THE MEANING OF THE UNFAIR CONTRACT TERMS ACT 1977), IN NO EVENT SHALL TIMET OR PURCHASER BE LIABLE TO THE OTHER PURSUANT TO ANY PURCHASE ORDER OR THESE TERMS & CONDITIONS UNDER ANY THEORY OF LIABILITY FOR ANY FORM OF CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, ANY DAMAGES FOR LOSS OF PROFITS OR LOSS OF USE.


6.   Changes.

6.1 Purchaser may, at any time, unilaterally, by written directive from a representative of Purchaser, make changes within the general scope of the Purchase Order, including, but not limited to, changes to any one or more of the following: (a) shipping or packing instructions, (b) place or schedule of delivery (subject to the Common Terms and to Section 8.1 of these Terms & Conditions regarding postponements of delivery), (c) the method or manner of performance of the work, and (d) Purchaser-furnished property, facilities, equipment, materials, or services. TIMET shall perform any such changes directed by Purchaser.

6.2 Subject to Section 6.3 of these Terms & Conditions, if any change under this clause causes an increase or decrease in the cost of or the time required for performance, an Equitable Adjustment shall be made in price or delivery schedule or both in accordance with Article 11 of these Terms & Conditions, and the Purchase Order shall be deemed to have been modified accordingly.

6.3 Notwithstanding the pendency of any claim for an Equitable Adjustment submitted by TIMET under these Terms & Conditions, TIMET shall diligently proceed with the performance of the Purchase Order, as directed by Purchaser, and nothing in these Terms & Conditions shall be construed as relieving TIMET of its obligations so to perform, including without limitation the failure of the parties to agree upon TIMET's entitlement to, or the amount or nature of, any such Equitable Adjustment.


                         Schedule 3--Terms & Conditions
                                     Page 5


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

7. FORCE MAJEURE. TIMET shall not be charged with any liability for failure or delay in making deliveries of Goods when such failure or delay is due to Force Majeure; provided, however, that TIMET shall give to Purchaser prompt notice in writing when it appears that such Force Majeure will result in failure or delay in making deliveries under the Purchase Order. In the event of any such Force Majeure that continues for more than [ * ] Purchaser shall have the right, at its option and without being under any liability to TIMET, to cancel by notice in writing to TIMET the portion or portions of the Purchase Order so affected. Correspondingly, Purchaser shall be excused for failure or delay in performance in these Terms & Conditions due to any Force Majeure; provided, however, that cancellation of any Purchase Order by Purchaser due to cancellation of its order from its customer shall (in the absence of default by TIMET) be governed by the provisions of Article 10 of these Terms & Conditions ("Termination for Convenience").


8.   Stop-Work DIRECTIVE.

8.1 Purchaser may, at any time, by written stop-work directive to TIMET (a "Stop-Work Directive"), require TIMET to stop all, or any part of the work called for by the Purchase Order for a period of up to [ * ] after the stop-work directive is delivered to TIMET, and for any further period to which the parties may agree in writing. The stop-work directive shall be specifically identified as a stop-work directive issued under this Section
     8.1. Upon receipt of the stop-work directive, TIMET shall immediately comply with its terms and take all reasonable steps to minimize the incurance of costs allocable to the work covered by the Purchase Order during the period of work stoppage. Within a period of [ * ] (or the actual period of the stop-work directive, whichever is shorter) after a stop-work directive is delivered to TIMET, or within any extension of that period to which the parties shall have agreed, Purchaser shall by written notice to TIMET either (a) cancel the stop-work directive or (b) terminate the work covered by the Purchase Order as provided in Article 9 ("Termination for Default") or Article 10 ("Termination for Convenience") each of these Terms & Conditions. Unless Purchaser has taken one of such actions in the time provided, TIMET will be entitled to treat the Purchase Order as having been terminated for convenience under Article 10 of these Terms & Conditions.

8.2 If a stop-work directive issued under Section 8.1 of these Terms & Conditions is canceled or the period of the stop-work directive or any extension thereof expires, TIMET shall resume work. The applicable scheduled delivery date under the relevant Purchase Order shall be deemed to have been extended by the number of days elapsing from the date of TIMET's receipt of the stop-work directive until the date of its receipt of notice of cancellation of the stop-work directive, plus ten (10) days to allow for the material to be worked back into the existing production schedule in an orderly fashion.


9.   Termination for Default.

                         Schedule 3--Terms & Conditions
                                     Page 6


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

9.1 A Purchase Order may be terminated, in whole or in part, in the event of any termination of the Purchase Agreement pursuant to Section 5.2 of the Common Terms, but only by the party terminating the Purchase Agreement.

9.2 In addition, Purchaser may by written notice terminate the whole or any part of an individual Purchase Order if TIMET fails to perform any provision of such Purchase Order in any material respect and TIMET does not cure such failure to Purchaser's reasonable satisfaction within a period of thirty (30) days after receipt of notice from Purchaser specifying such failure.

9.3 In the event Purchaser terminates the Purchase Order in whole or in part as provided in Section 9.2 of these Terms & Conditions, Purchaser may, after reasonable notice to TIMET giving TIMET the opportunity to procure replacement Goods on Purchaser's behalf, procure, upon such terms and in such manner as Purchaser may deem appropriate, Goods similar to those so terminated, and TIMET shall be liable to Purchaser for the reasonable excess costs for such similar Goods (not to exceed [ * ] of the price for such Goods under the Purchase Order); provided, however, that TIMET shall continue the performance of this contract to the extent not terminated under the provisions of this clause.

9.4 Except with respect to defaults of vendors or subcontractors, TIMET shall not be liable for any excess costs if the failure to perform the Purchase Order arises out of any Force Majeure. If the failure to perform is caused by the default of a vendor or subcontractor to TIMET, and if such default arises out of causes beyond the reasonable control of TIMET, and without the fault or negligence of TIMET, TIMET shall not be liable for any excess costs for failure to perform unless the Goods to be furnished by the vendor or subcontractor were obtainable from other sources.

9.5 If a Purchase Order is terminated under this Article 9, Purchaser, in addition to any other rights provided in this section, may require TIMET to transfer title and deliver to Purchaser in the manner and to the extent directed by Purchaser (i) any completed Goods, and (ii) any partially completed Goods and materials, parts, components, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter called "contract materials") as TIMET has specifically produced or specifically acquired for the performance of such part of such Purchase Order as has been terminated. TIMET shall upon direction of Purchaser, protect and preserve property in the possession of TIMET in which Purchaser has an interest. Payment for completed Goods delivered or rendered to and accepted by Purchaser, and for the protection and preservation of property, shall be as set forth in Article 11 of these Terms & Conditions.

9.6 If, after Notice of Termination of the Purchase Order under this Article 9 it is determined for any reason that TIMET was not in default, or that the default was excusable, the rights and obligations of the parties shall be the same as if the Notice of Termination had been issued pursuant to
     Article 10 of these Terms & Conditions entitled "Termination for Convenience."

9.7 As used in this Article 9, the terms "subcontractor" and "subcontractors" mean subcontractor(s) at any tier and the terms "vendor" and "vendors" mean vendor(s) at any tier.

                         Schedule 3--Terms & Conditions
                                     Page 7


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

10.  Termination for Convenience.

10.1 The performance of work under the Purchase Order may be terminated, in whole or from time to time in part, by Purchaser in accordance with this
     Article 10. Termination of work under these Terms & Conditions shall be effected by delivery to TIMET of a written notice of termination ("Notice of Termination") specifying the extent to which performance of work under the Purchase Order is terminated and the date upon which such termination becomes effective.

10.2 After receipt of a Notice of Termination and except as otherwise directed by Purchaser, TIMET shall:

     (a) stop work under the Purchase Order on the date and to the extent specified in the Notice of Termination;

     (b) place no further subcontracts for materials, services, or facilities except as may be necessary for completion of such portions of the work under the Purchase Order as may not be terminated;

     (c)  terminate all outstanding  subcontracts to the extent that they relate
          to  the   performance  of  any  work   terminated  by  the  Notice  of
          Termination;

     (d) assign to Purchaser, in the manner, and to the extent directed by Purchaser all of the right, title and interest of TIMET under the subcontracts so terminated;

     (e) settle all outstanding liabilities and all claims arising out of the termination of such subcontracts, subject to the approval or ratification of Purchaser to the extent it may require, which approval or ratification shall be final for all purposes of this Section 10.2(e);

     (f) transfer title and deliver in the manner, to the extent, and at the times directed by Purchaser (1) the fabricated or unfabricated parts, work in process, completed work, Goods, and other material produced as a part of, or acquired in connection with the performance of, the work terminated by the Notice of Termination, and (2) the completed or partially completed plans, drawings, information, and other property which, if the Purchase Order had been completed, would be required to be furnished to Purchaser;

     (g) use its commercially reasonable efforts to sell in the manner, to the extent, at the time, and at the price or prices directed or authorized by Purchaser, any property of


                         Schedule 3--Terms & Conditions
                                     Page 8


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

          the types referred to in (f) above; provided, however, that TIMET (1) shall not be required to extend credit to any purchaser of any such property and (2) may acquire any such property under the conditions prescribed by and at a price or prices approved by Purchaser; and provided further that the proceeds of any such transfer or disposition shall be applied in reduction of any payments to be made by Purchaser to TIMET under the Purchase Order or shall otherwise be credited to the price or cost of the work covered by the Purchase Order or paid in such other manner as Purchaser may direct;


     (h) complete performance of such part of the work as shall not have been terminated by the Notice of Termination; and

     (i) take such action as may be necessary or as Purchaser may direct for protection and preservation of the property related to the Purchase Order which is in the possession of TIMET and in which Purchaser or Purchaser's customer has or may acquire an interest.

10.3 Upon any such termination pursuant to this Article 10, Purchaser shall be liable to TIMET for an Equitable Termination Settlement as determined pursuant to Article 11.2 of these Terms & Conditions.


11.  Equitable Adjustments/Settlements.

11.1 In the case of changes made by Purchaser in accordance with Article 6 of these Terms & Conditions, an "Equitable Adjustment" in price shall mean the following:

     (a) for changes that increase TIMET's cost of performance, an increase in the price of the Purchase Order in an amount intended to reimburse TIMET for all costs reasonably incurred or to be incurred by TIMET as a result of the change, such costs to be determined on a [ * ] basis; and

     (b) for changes that decrease TIMET's cost of performance, a decrease in the price of the Purchase Order in an amount that reasonably reflects the reduction in costs that have not been or will not be incurred by TIMET as a result of the change, such costs to be determined on a [ * ] basis.

11.2 In the case of a termination for convenience by Purchaser in accordance with Article 10 of these Terms & Conditions, an "Equitable Termination Settlement" shall be equal to the sum of:

     (a) the price, appropriately adjusted for any saving of freight or other charges, for all completed Goods covered by the Notice of Termination (whether or not accepted by Purchaser) and for which TIMET has not theretofore been paid, and

                         Schedule 3--Terms & Conditions
                                     Page 9


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     (b) for partially completed Goods, the reasonable [ * ] of all work performed by TIMET prior to the effective date of the Notice of
          Termination with respect to the Goods covered by the Notice of Termination, including, but not limited to, all reasonable amounts paid or payable by TIMET to any vendor or subcontractor on account of work performed prior to the effective date of the Notice of
          Termination for materials delivered or to be delivered or services furnished or to be furnished by such vendor or subcontractor, to the extent such materials or services supplied or to be supplied by such vendor or subcontractor were necessary for work being performed by TIMET on Goods subject to the Notice of Termination;

     (c) the reasonable cost to TIMET (excluding any amounts covered under (a) above) of settling and paying claims arising out of the termination of work, as provided in Section 11.2(b) of these Terms & Conditions, under subcontracts; provided, however, that in the event of disputes between TIMET and its vendors or subcontractors, TIMET must tender to Purchaser the opportunity to defend actual or threatened litigation; and

     (d) the reasonable costs of settlement, including accounting, legal, clerical, and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of the Purchase Order (excluding any amounts covered by (a), (b) or (c) above).

          From which sum shall be deducted:

     (e) all payments made prior to the Notice of Termination, including all unliquidated advance or other payments made by Purchaser with respect to the cancelled portion of such Purchase Order; and

     (f) the agreed value for any titanium or other material retained by TIMET, the value of which has been included in amounts determined pursuant to clauses (a) and (b) above.

          In no event shall the amount due under this Section 11.2 exceed the contracted purchase price for such Goods (as adjusted in accordance with Section 11.1 of these Terms & Conditions for any changes prior to such Notice of Termination).

11.3 In the case of an Equitable Adjustment in price pursuant to Section 11.1 of these Terms & Conditions or an Equitable Termination Settlement pursuant to
     Section 11.2 of these Terms & Conditions, TIMET will provide Purchaser with its determination of the amount owing by Purchaser in accordance with Sections 11.1 or 11.2 of these Terms & Conditions, as appropriate, together with reasonable supporting documentation. Such determination will be provided promptly, but in any event no later than one hundred twenty (120) days from the date of TIMET's receipt of the change giving rise to the Equitable Adjustment in price under Article 6 or the Notice of Termination pursuant to Section 10.1 of these Terms & Conditions; provided, however, that TIMET shall be entitled to one extension of an additional sixty (60) days by written notice to Purchaser.

                         Schedule 3--Terms & Conditions
                                     Page 10


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

11.4 Purchaser shall have forty-five (45) days from the date of Purchaser's receipt of TIMET's determination to decide whether it agrees or disagrees with such determination; provided, however, that Purchaser shall be entitled to one extension of an additional thirty (30) days by written notice to TIMET.

11.5 If Purchaser agrees with TIMET's determination of the amount of the Equitable Adjustment in price or Equitable Termination Settlement, it will pay such amount to TIMET within the determination period set forth in
     Section 11.4 of these Terms & Conditions. In the event of a deductive change to which the parties agree, the contract price shall be modified accordingly within the determination period set forth in Section 11.4 of these Terms & Conditions.

11.6 In the event Purchaser disagrees with TIMET's determination, Purchaser shall provide a written notice ("Notice of Disagreement") to TIMET that shall set forth the bases for such disagreement within the determination period set forth in Section 11.4 of these Terms & Conditions and the parties shall negotiate in good faith to resolve their differences.

11.7 If a complete resolution is not reached as a result of such good faith negotiations within ninety (90) days of the date of TIMET's receipt of the Notice of Disagreement, each party reserves all of its rights thereafter to obtain a judicial resolution in accordance with the other terms of the Purchase Agreement.

11.8 TIMET shall invoice R-R for all amounts agreed or determined to be owing pursuant to this Article 11 of these Terms & Conditions, together with interest thereon at the rate of interest reflected as the "prime rate" in The Wall Street Journal on the date of any such agreement or determination, calculated from the date of the Notice of Disagreement to the due date of the invoice, and such invoices will be payable by R-R [ * ].

11.9 In the case of changes made by Purchaser in accordance with Article 6 of these Terms & Conditions, an "Equitable Adjustment in delivery date" shall mean an extension of time beyond the then-scheduled delivery date reasonably necessary for TIMET to accommodate the directed changes, taking into account the nature of the change, the state of completion of the Purchase Order at the time the change is received, the availability of necessary raw materials, goods and labor, and the like.

12.  Assignment and Setoff.

12.1 Upon written notice to TIMET, Purchaser may assign the Purchase Order or any interest there under, without recourse, to any subsidiary or affiliate of Purchaser, and TIMET hereby consents to any such assignment.

                         Schedule 3--Terms & Conditions
                                     Page 11

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

12.2 Except as provided in Section 7.3 of the Common Terms in the case of assignment to a successor, performance of the Purchase Order shall not be assigned by TIMET in whole or in part without the prior written consent of Purchaser. Any prohibited assignment by TIMET shall be null and void.

12.3 Except as provided in Section 7.3 of the Common Terms in the case of assignment to a successor, claims for money due or to become due to TIMET from Purchaser arising out of the Purchase Agreement may not be assigned, unless such assignment is made to one assignee only and covers all amounts payable under the Purchase Agreement and not already paid. Purchaser shall be under no obligation to pay such assignee unless and until Purchaser shall have received written notice of the assignment from TIMET, a certified copy of the instrument of assignment, and suitable documentary evidence of TIMET's authority to so assign. However, any payments made to a third party subsequent to Purchaser's receipt of notice that any claims for money due or to become due under the Purchase Agreement have been assigned or should be paid thereto shall fulfill Purchaser's requirements to make any such payments under the Purchase Agreement.


13.  Materials, Tooling and Equipment.

13.1 All materials, tooling and equipment that Purchaser is required to furnish to TIMET under the provisions of the Purchase Order shall be delivered in sufficient time to enable TIMET to meet its delivery schedule. Purchaser shall have no liability to TIMET by reason of any delay in delivery of, or failure to deliver, such materials, tooling and equipment. If such materials, tooling and equipment are not delivered to TIMET in sufficient time, any resultant delay of TIMET in delivering to Purchaser shall be excusable to the extent and for the period of such delay by Purchaser.

13.2 Title to any materials, tooling or equipment furnished by Purchaser to TIMET (other than any revert material sold by Purchaser or Purchaser's customer to TIMET) shall remain in Purchaser or Purchaser's customer as the case may be.

13.3 TIMET shall maintain in good condition and repair (ordinary wear and tear excepted) all such materials, tooling and equipment of Purchaser that is in TIMET's possession and under its control.


14.  Infringement Indemnity.

14.1 TIMET shall be liable for and shall indemnify, defend and save Purchaser and each subsequent Purchaser or user thereof, harmless from, any claim, suit, action, award (including, without limitation, award based upon intentional infringement of patents known to TIMET at the time of such infringement, exceeding actual damages and/or including attorneys' fees and/or costs), liability, damage, attorneys' fees, and costs related to


                         Schedule 3--Terms & Conditions
                                     Page 12


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     the alleged infringement of any United States or foreign intellectual property right through the manufacture, use or sale of the Goods sold by TIMET to Purchaser under these Terms & Conditions (including without limitation, any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents). For purposes of this Section 14.1, the term "Purchaser" means Purchaser and all of its subsidiaries and the respective officers, agents, and employees of each.

14.2 Section 14.1 of these Terms & Conditions shall not apply in the case of, and Purchaser shall indemnify, defend, and save TIMET harmless from, any claim, suit, action, award (including without limitation, award based upon intentional infringement of patents known to Purchaser at the time of such infringement, exceeding actual damages and/or including attorneys' fees and/or costs), liability, damage, attorneys' fees, and costs related to the actual or alleged infringement of any United States or foreign intellectual property right (including without limitation, any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) when such infringement arises from:

     (a) TIMET's compliance with formal Specifications issued by Purchaser (other than industry-standard specification, such as those promulgated by AMS, ASTM, or the like); or

     (b) the use or sale of Goods by Purchaser in combination with other goods when such infringement would not have occurred but for the combination with such other goods.

          For purposes of this Section 14.2, the term "TIMET" shall include Titanium Metals Corporation and all of its subsidiaries and the respective officers, agents, and employees of each.

14.3 The party against whom such infringement claim is made, or such suit or action is made, or such suit or action is commenced, shall promptly notify the other party in writing. The party required to indemnify under the provisions of this Article 14 shall promptly assume and diligently conduct the entire defense of such alleged infringement at its own expense, provided that such party receives prompt written notice of such claim, suit, or action as such is commenced against the other party. Insofar as its interests are affected the other party shall have the right, at its own expense and without releasing any obligation, liability, or undertaking of the party required to indemnify, to cooperate in the defense of such claim and, with any necessary permission of the court, to intervene in any such suit or action.

14.4 Notwithstanding any of the other provisions of this Article 14, Purchaser shall have the further right, at its own election, to supersede TIMET in the defense of any alleged infringement under Section 14.1 of these Terms & Conditions and thereafter to assume and conduct the same according to Purchaser's sole discretion, in which even TIMET shall be released from any obligation arising from such infringement claim, suit or action under this


                         Schedule 3--Terms & Conditions
                                     Page 13


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

     infringement indemnity clause. In such case, TIMET, if requested in writing by Purchaser, shall cooperate with Purchaser in Purchaser's defense of any alleged infringement claim.


15. Compliance With Laws. In the performance of the Purchase Order, TIMET shall comply with all applicable federal, state and local laws, ordinances, rules, regulations, and ordinances.


16. Duty to Proceed. Except as otherwise expressly provided in these Terms & Conditions or the Purchase Agreement, or as expressly authorized in writing by Purchaser, no failure of TIMET and Purchaser to reach any agreement provided for by the terms of the Purchase Order shall excuse TIMET from proceeding diligently with the performance of the Purchase Order.


17. Partial Invalidity. If in any instance any provision of the Purchase Order shall be determined to be invalid or unenforceable under any applicable law, such provision shall not apply in such instance, but the remaining provisions shall be given effect in accordance with their terms.


18. Waiver. A party's failure to insist on performance of any of the terms or conditions in these Terms & Conditions or to exercise any right or privilege or the waiver of any breach under these Terms & Conditions by a party shall not thereafter waive any such terms, conditions, or privileges or any other terms, conditions, or privileges, whether of the same or similar type.


19. Applicable Law. The Purchase Order shall be governed by the laws of England.


20.  Captions.   Captions,  as  used  in  these  Terms  &  Conditions,  are  for convenience of reference only and shall not be construed to limit or extend the language of the provisions to which such captions may refer.

                         Schedule 3--Terms & Conditions
                                     Page 14


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                                                      SCHEDULE 4
                                                                 to Common Terms

                                                                    CONFIDENTIAL




                        QUALITY RELATED DEFAULT

--------------------------------------------------------------------------------
Timetal Grade    MSRR        Product          HISTORICAL MANUFACTURING LOCATION
                           Description
--------------------------------------------------------------------------------
    [ * ]        [ * ]        [ * ]                         [ * ]
--------------------------------------------------------------------------------








                      Schedule 4 - Quality Related Default
                                     Page 1

* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                                                       EXHIBIT B
                                                    to Purchase & Sale Agreement


[ * ]









                   Exhibit B - R-R Preferred Titanium Products
                                     Page 1



* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

[ * ]





                   Exhibit B - R-R Preferred Titanium Products
                                     Page 2


* Certain information, indicated by [ * ], has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.